UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	[ X ]

Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[ X ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

DWS RREEF REAL ESTATE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

 ______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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DWS RREEF REAL ESTATE FUND II, INC.

(the “Fund”)

A MESSAGE FROM THE PRESIDENT

________________________, 2009

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of the Fund to be held on May 20, 2009, at 10:30 am, Eastern Time, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017.

The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting.

You will be asked to consider and act upon a proposal to liquidate all the assets of the Fund and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund (the “Board”). The Board is recommending a vote FOR approval of the liquidation and dissolution of the Fund, as more fully set forth in the Proxy Statement. Your vote is important to us, and we urge you to vote on this matter.

Over the course of the past year, due to unprecedented and intense volatility in the real estate market and increased investor fears and reactions related to the worldwide credit crunch, real estate closed-end funds, in general, and the Fund, in particular, suffered substantial declines in assets. In addition, in order to meet applicable asset coverage requirements, the Fund was required to sell a substantial portion of its investment portfolio to fund partial redemptions of the Fund’s preferred stock at a redemption price equal to $25,000 per share plus accumulated, unpaid dividends. As a result of its reduced size, the Fund has experienced increasing expense ratios. In addition, due to market conditions, the Fund has been trading at a significant discount to net asset value.

Deutsche Investment Management Americas Inc. (“DIMA”), the Fund’s investment adviser, has consequently determined that, based on the Fund’s current asset level, expense ratio and trading discount and on its belief that the credit market and real estate market are not likely to improve materially in the near future, the continued operation of the Fund as a stand-alone, leveraged closed-end fund is not in the best interests of stockholders. Accordingly, DIMA reviewed various options for the Fund and determined to recommend the Plan to the Fund’s Board. DIMA advised the Board that the Plan would provide common stockholders with liquidity at net asset value and would provide the Fund’s preferred stockholders with liquidity at their $25,000 per share liquidation preference (plus any accrued, unpaid dividends). Providing common stockholders with liquidity at net asset value would permit common stockholders to realize the value of the Fund’s current trading discount. In addition, preferred stockholders would be provided with liquidity that is not currently available due to stalled preferred stock auctions. Following a thorough review of the available alternatives (including the Plan), the Board determined that the Plan is in the best interests of the Fund and its stockholders and unanimously approved the Plan. The factors the Board considered in approving the Plan are set forth in more detail in the Proxy Statement.

Although we would like very much to have each stockholder attend the meeting, we realize this may not be possible. Whether or not you plan to be present, we need your vote. We urge you to review the enclosed materials thoroughly. Once you’ve determined how you would like your interests to be represented, please promptly complete, sign, date and return the enclosed proxy card, vote by telephone or record your voting instructions on the Internet. A postage-paid envelope is enclosed for mailing, and telephone and Internet voting instructions are listed at the top of your proxy card. You may receive more than one proxy card. If so, please vote each one.

I’m sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don’t. Your prompt return of the enclosed proxy card (or your voting by telephone or through the Internet) may save the necessity and expense of further solicitations.

We appreciate the time and consideration I am sure you will give to this important matter. If you have any questions about the proposals, please call Georgeson Inc., the Fund’s proxy solicitor, at [____________], or contact your financial advisor.

Thank you for your cooperation.

Sincerely yours, /s/Michael Clark Michael Clark President DWS RREEF Real Estate Fund II, Inc.

STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR GRANT THEIR PROXY BY TELEPHONE OR THROUGH THE INTERNET. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

DWS RREEF REAL ESTATE FUND II, INC.

(the “Fund”)

QUESTIONS AND ANSWERS

REGARDING THE PROXY STATEMENT AND

SPECIAL MEETING OF STOCKHOLDERS

Q. What is the purpose of the proxy solicitation?

A. The purpose of this proxy solicitation is to ask stockholders of the Fund to vote on a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution (the “Plan”). See “Proposal: Approval of Liquidation and Dissolution.”

Q. Why has a proposal to liquidate and dissolve the Fund been made?

A. Over the course of the past year, due to unprecedented and intense volatility in the real estate market and increased investor fears and reactions related to the worldwide credit crunch, real estate closed-end funds, in general, and the Fund, in particular, suffered substantial declines in assets. In addition, in order to meet applicable asset coverage requirements, the Fund was required to sell a substantial portion of its investment portfolio to fund partial redemptions of the Fund’s preferred stock at a redemption price equal to $25,000 per share plus accumulated, unpaid dividends. As a result of its reduced size, the Fund has experienced increasing expense ratios. In addition, due to market conditions, the Fund has been trading at a significant discount to net asset value.

Deutsche Investment Management Americas Inc. (“DIMA”), the Fund’s investment adviser, has consequently determined that, based on the Fund’s current asset level, expense ratio and trading discount and on its belief that the credit market and real estate market are not likely to improve materially in the near future, the continued operation of the Fund as a stand-alone, leveraged closed-end fund is not in the best interests of stockholders. Accordingly, DIMA reviewed various options for the Fund and determined to recommend the Plan to the Fund’s Board of Directors (the “Board”). DIMA advised the Board that the Plan would provide common stockholders with liquidity at net asset value and would provide the Fund’s preferred stockholders with liquidity at their $25,000 per share liquidation preference (plus any accrued, unpaid dividends). Providing common stockholders with liquidity at net asset value would permit common stockholders to realize the value of the Fund’s current trading discount. In addition, preferred stockholders would be provided with liquidity that is not currently available due to stalled preferred stock auctions. Following a thorough review of the available alternatives (including the Plan), the Board determined that the Plan is in the best interests of the Fund and its stockholders and unanimously approved the Plan. See “Proposal: Approval of Liquidation and Dissolution.”

The Board recommends that stockholders vote FOR the Plan.

Q. When and where will the vote to approve the liquidation and dissolution occur?

A. A special meeting of stockholders (the “Meeting”) will be held at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 on May 20, 2009 at 10:30 am, Eastern time, and at any adjournments or postponements thereof. See “General.”

Q. What vote is required to approve the liquidation and dissolution?

A. Approval of the Plan requires the affirmative vote of a majority of the Fund’s common stock and preferred stock outstanding, voting together as a single class.

Q. Will other proposals be considered for action at the special meeting?

A. No. The proposal to liquidate and dissolve the Fund is the only proposal that will be considered at the Meeting. See “General.”

Q. How would approval of the Plan affect me?

A. If the Plan is approved by the requisite stockholder vote, the Fund’s assets will be liquidated in an orderly fashion and net proceeds distributed to stockholders. See “Proposal: Approval of Liquidation and Dissolution – Description of Plan of Liquidation and Dissolution.”

Q. When will the Plan become effective?

A. The Plan will become effective upon its approval by the holders of the requisite number of the outstanding shares of the Fund, as described above. After the Plan becomes effective, a special committee of the Board (the “Board Committee”) will determine a “Cessation Date” upon which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders in accordance with the Plan, and doing all other acts required to liquidate and wind up its business affairs. It is anticipated that the Cessation Date will occur immediately following stockholder approval; however, although not currently anticipated, the Board Committee may delay setting the Cessation Date if it determines it to be in the best interests of the Fund and its stockholders, but in no event will the Cessation Date be later than December 31, 2009. See “Proposal: Approval of Liquidation and Dissolution -- Description of Plan of Liquidation and Dissolution.”

Q. What will I receive if the Fund is liquidated and dissolved?

A. If you are a preferred stockholder, after the Fund discharges and/or makes reasonable provisions for the payment of the Fund’s liabilities, you will receive a liquidation distribution in the amount of $25,000 per share (plus the amount of any accrued, unpaid dividends) (the “Liquidation Preference”), assuming that sufficient proceeds are available for this purpose.

If you are a common stockholder, after the Fund discharges and/or makes reasonable provisions for the payment of the Fund’s liabilities and after the Fund pays the Liquidation Preference, you will receive your proportionate interest in the net distributable assets of the Fund.

The Fund’s net asset value on [___________,] 2009 was $[______] and, at such date, the Fund had [_____________] common shares outstanding. Accordingly, the net asset value per common share of the Fund was [$______]. The Fund’s net asset value may be lower at the time of the distribution of assets to stockholders due to various factors, including those described in the next question. See “Proposal: Approval of Liquidation and Dissolution – Distribution to Common Stockholders.”

Q. What factors could cause the Fund’s net asset value to decline prior to distributions being made to stockholders?

A. The Fund’s net asset value may decrease due to factors such as: (i) the volatility of prices of real estate securities; (ii) dividends paid on preferred stock; (iii) any difference between the price used for an asset to calculate the Fund’s net asset value and the price at which the Fund can actually sell that asset; (iv) transaction costs and expenses of liquidating the Fund’s securities and dissolving the Fund; (v) adverse effects on the sale price of particular securities currently held by the Fund due to sale by the Fund of a large percentage of the outstanding shares, or a large percentage of the trading volume, of such securities; and (vi) the recording of liabilities, including the expected tax liability described below in “Proposal: Approval of Liquidation and Dissolution – Tax Consequences of the Plan” (i.e., as the Fund’s projected tax liability changes, the corresponding amount subtracted from the Fund’s net asset value will change).

Q. If stockholders approve the Plan, when will I receive my share of the Fund’s liquidated assets?

A. Although no assurance can be given, the Fund anticipates that preferred stockholders will receive their Liquidation Preference and common stockholders will receive a cash payment of their proportionate interest in the net distributable assets of the Fund upon liquidation within [90] days of approval by stockholders of Plan. See “Proposal: Approval of Liquidation and Dissolution.”

Q. If the Fund is liquidated and dissolved, who will bear the expenses of the liquidation and dissolution?

A. All of the expenses incurred by the Fund in carrying out the liquidation and dissolution will be borne by the Fund. See “Proposal: Approval of Liquidation and Dissolution -- Description of Plan of Liquidation and Dissolution.”

Q. What are the tax consequences of the liquidation and dissolution?

A. The difference in value between liquidation proceeds received (excluding any dividend distributions, which may be taxable at ordinary income rates) and your tax basis in your Fund shares will be treated as a taxable gain or loss, which will be long-term or short-term, depending on how long you have held your shares.

In addition, since it is expected that the Fund will not qualify as a regulated investment company for the taxable period beginning January 1, 2009, it is expected that the Fund will be subject to corporate-level federal and state taxes for that period. Accordingly, the Fund is currently accruing for these federal and state income taxes as income is recognized. The Fund will create a reserve for this tax liability prior to distributing any assets to stockholders. The assets in this reserve will not be included in the liquidation proceeds distributed to stockholders. See “Proposal: Approval of Liquidation and Dissolution -- Tax Consequences of the Plan” for a general summary of the U.S. federal income tax consequences.

Q. What will happen if the Plan is not approved?

A. If the Plan is not approved, the Fund will continue to exist as a closed-end registered investment company in accordance with its stated investment objective and policies. In such a case, the Board presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders.

Q. Who is entitled to vote?

A. Stockholders of record at the close of business on March 27, 2009 will be entitled to vote at the Meeting. See “General.”

Q. How do I vote my shares?

A. You can vote in any one of four ways: (i) through the Internet, by going to the website listed on your proxy card; (ii) by telephone, with a toll-free call to the number listed on your proxy card; (iii) by mail, by sending the enclosed proxy card, signed and dated, to Georgeson Inc., [Wall Street Station, PO Box 1100, New York NY 10269-0646]; or (iv) in person, by attending the Meeting.

Q. How do I obtain more information?

A. Stockholders requiring additional information regarding the proposal, the proxy statement or a replacement proxy card may contact Georgeson Inc. toll-free at [____________]. Additionally, stockholders may receive a copy of the most recent annual report for the Fund, and a copy of any more recent semi-annual or quarterly report, without charge, by calling [_______________] or writing the Fund at [_________________________________].

DWS RREEF REAL ESTATE FUND II, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of DWS RREEF Real Estate Fund II, Inc. (the “Fund”):

A Special Meeting of Stockholders of the Fund will be held May 20, 2009 at 10:30 am, Eastern Time, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 (the “Meeting”), for the following purpose (the “Proposal”):

1.	To Approve the Liquidation and Dissolution of the Fund Pursuant to a Plan of Liquidation and Dissolution of the Fund.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Holders of record of shares of the Fund at the close of business on March 27, 2009 are entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors /s/ John Millette John Millette Secretary
_______________________________, 2009

WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR RECORD YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DWS RREEF Real Estate Fund II, Inc., a Maryland corporation (the “Fund”), for use at a Special Meeting of Stockholders to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 on May 20, 2009 at 10:30 am, Eastern time, and at any adjournments or postponements thereof (collectively, the “Meeting”).

This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to stockholders on or about [__________,] 2009, or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it prior to the time the proxy is exercised by written notice to the Fund (addressed to the Secretary at [______________________________]), by attending the Meeting and voting in person, or by executing a proxy bearing a later date.

All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for the proposal to approve the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund (the “Plan”) and in the discretion of the proxy holders on any other matter that may properly come before the Meeting.

The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” will be treated as shares that are present at the Meeting. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

Approval of the liquidation and dissolution of the Fund pursuant to the Plan (the “Proposal”) requires the affirmative vote of a majority of the Fund’s common stock and preferred stock outstanding, voting together as a single class. Abstentions and broker non-votes will have the effect of a “no” vote on the Proposal. Stockholders are urged to forward their voting instructions promptly.

Please note that the Fund’s preferred shares held in “street name” may be voted under certain conditions by broker-dealer firms if no instructions are received prior to the original meeting date (or the date to which the meeting is postponed), or, if adjourned, one business day before the day to which the Meeting is adjourned. These conditions include (i) at least 30% of the Fund’s preferred shares have been voted by the preferred stockholders, (ii) less than 10% of the Fund’s preferred shares outstanding have been voted against the Proposal, and (iii) holders of the Fund’s common shares have voted to approve the Proposal. In such instances, the broker-dealer firm may vote the Fund’s preferred shares for which no instructions are received with respect to the Proposal in the same proportion as the votes cast by holders of the Fund’s preferred shares who have voted on the Proposal.

Stockholders of record at the close of business on March 27, 2009 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. On the Record Date, the Fund had outstanding and entitled to vote at the Meeting [____________________] common and [____________________] preferred shares, each entitled to one vote.

The Fund provides periodic reports to all of its stockholders which highlight relevant information including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund, and a copy of any more recent semi-annual report, without charge, by calling [____________] or writing the Fund at [______________________________].

Important Notice Regarding Availability for Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2009. The proxy statement is available at www.[__________].com.

Proposal: Approval of Liquidation and Dissolution.

Over the course of the past year, due to unprecedented and intense volatility in the real estate market and increased investor fears and reactions related to the worldwide credit crunch, real estate closed-end funds, in general, and the Fund, in particular, suffered substantial declines in assets. The Fund’s net assets (i.e., assets attributable to the Fund’s common stock) decreased from a high of $____ on [date] to $____ on [date]. In addition, in order to meet applicable asset coverage requirements, the Fund was required to sell a substantial portion of its investment portfolio to fund partial redemptions of the Fund’s preferred stock. Between [date] and [date], the Fund redeemed __% of its preferred stock at a redemption price equal to $25,000 per share plus accumulated, unpaid dividends (including such dividends, approximately $_____ total).

As a result of its reduced size, the Fund has experienced increasing expense ratios. For the fiscal years ending December 31, 2007 and 2008, the Fund’s expense ratio was 1.07% and 1.48%, respectively. These expense ratios are based on the average daily net assets of the Fund during the applicable year. Deutsche Investment Management Americas Inc. (“DIMA”), the Fund’s investment adviser, has estimated the Fund’s [daily] expense ratio going forward to be ___% if the Fund’s average daily net assets remain at their current level ($_____ as of [date]).

In addition, due to market conditions, the Fund’s trading discount has significantly increased. The discount of market price to net asset value for the Fund over the year ended [date] ranged from ___% to ___% and was ___% on [date].

DIMA has consequently determined that, based on the Fund’s current asset level, expense ratio and trading discount and on its belief that the credit market and real estate market are not likely to improve materially in the near future, the continued operation of the Fund as a stand-alone, leveraged closed-end fund is not in the best interests of stockholders. Accordingly, DIMA reviewed various options for the Fund and determined to recommend the Plan to the Fund’s Board of Directors (the “Board”). DIMA advised the Board that the Plan would provide common stockholders with liquidity at net asset value and would provide the Fund’s preferred stockholders with liquidity at their $25,000 per share liquidation preference (plus any accrued, unpaid dividends) (the “Liquidation Preference”). Providing common stockholders with liquidity at net asset value would permit common stockholders to realize the value of the Fund’s current trading discount (see “—Distribution to Common Stockholders” below). Although it is likely that the current discount will narrow prior to the distribution of assets to common stockholders, based on a net asset value of [$_____] and discount of [____%] as of ________, 2009, DIMA estimates that elimination of discount to net asset value will translate to [$_____] in value for the Fund’s common stockholders. In addition, preferred stockholders would be provided with liquidity that is not currently available due to stalled preferred stock auctions. Following a thorough review of the available alternatives (including the Plan), on March 11, 2009, the Board determined that the Plan is in the best interests of the Fund and its stockholders and unanimously approved the Plan.

In determining to recommend approval of the Plan, the Board considered the following factors, among others:

•	The Fund’s current asset levels and increased expense ratios;
•	DIMA’s assessment that the credit market and real estate market and, therefore, the Fund’s asset levels, are not likely to improve materially in the near future;
•	Various alternatives to liquidation and dissolution, including a merger with other funds and continuing to operate as a stand-alone, leveraged closed-end fund;
•

The Fund has been trading at a significant discount to net asset value. Upon liquidation, common stockholders would receive cash equal to the net asset value of their shares, which would allow common stockholders to realize the value of the Fund’s discount;

•	Preferred stockholders would be provided with liquidity that is not currently available due to stalled preferred share auctions;
•

The federal income tax consequences of the Plan on the Fund and its stockholders, including that (i) most longer-term stockholders would likely realize significant capital losses, which could be used to offset capital gains (either in the current tax year or in the future), and (ii) the Fund is not expected to qualify as a registered investment company, which will result in a federal and state tax liability in the current taxable year (see “—Tax Consequences of the Plan”);

•	Expenses associated with a liquidation, including transaction costs and potential loss of value, that may be incurred in the sale of the Fund’s assets; and
•

The Fund received a notice from a significant stockholder stating its intention to pursue various measures with a view to gaining control of the Fund and changing the Fund’s investment strategies and management arrangements. See “Other Matters” below.

After careful deliberation, the Board determined that the Plan is in the best interests of stockholders and unanimously adopted, advised and approved the Plan, subject to approval of the Fund’s stockholders.

YOUR BOARD RECOMMENDS THAT FUND STOCKHOLDERS VOTE FOR APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND PURSUANT TO THE PLAN.

Description of Plan of Liquidation and Distribution

The following description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company. The Plan will become effective upon its adoption and approval by the holders of a requisite number of the outstanding shares of the Fund (the “Effective Date”).

After the Effective Date, a special committee of the Board (the “Board Committee”) will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders, and doing all other acts required to liquidate and wind up its business and affairs. In no event may the Cessation Date occur later than December 31, 2009. (Plan, Sections 1 and 2).

After the Effective Date, the Fund may commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, U.S. cash or U.S. cash equivalents. Following the Cessation Date, the Fund will convert any remaining portfolio securities to U.S. cash or U.S. cash equivalents. (Plan, Section 5).

Payment of Debts. Prior to any payments to stockholders, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund’s books and to discharge such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund (collectively, the “Liabilities”). (Plan, Section 6).

Liquidation Preference for Preferred Stockholders. As soon as practicable after the Cessation Date, the Fund will distribute to preferred stockholders the liquidation preference ($25,000 per share, plus any accrued, unpaid dividends) (the “Liquidation Preference”). Such preferred stockholders shall be entitled to no further participation in any distribution or payment in connection with the liquidation and dissolution of the Fund. Until the Liquidation Preference has been paid in full to the holders of all outstanding shares of preferred stock of the Fund, no dividends or distributions may be made to common stockholders. (Plan, Section 7).

Liquidation Distribution for Common Stockholders. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities and payment of the Liquidation Preference, the Fund will (A) pay to common stockholders, pro rata in accordance with their proportionate interests in the Fund, such dividend distributions as necessary to eliminate any corporate-level tax liability of the Fund with respect to the taxable year ended December 31, 2008 (and, in the unexpected event the Fund qualifies as a regulated investment company, with respect to the taxable period beginning January 1, 2009), and (B) distribute to common stockholders, pro rata in accordance with their proportionate interests in the Fund, all of the remaining assets of the Fund, in complete cancellation of the outstanding shares of common stock of the Fund ((A) and (B) are collectively referred to as the “Liquidation Distribution”). The Fund may pay the Liquidation Distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio securities.

After the Liquidation Distribution, the Fund may make one or more subsequent distributions to common stockholders (e.g., cash or other assets retained to pay the Liabilities in excess of the amounts ultimately required) at the time and under the conditions established by the Board. (Plan, Section 8).

Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund. (Plan, Section 9).

Restriction of Transfer of Common Shares. The Plan provides that the proportionate interests of common stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund shall be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s common shares will cease to be traded on NYSE Amex. (Plan, Section 3).

Board Power to Amend the Plan. The Plan provides that the Board has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders. (Plan, Sections 9 and 10). However, it is the Board’s current intention to liquidate and dissolve the Fund as soon as practicable following the Effective Date.

Impact of the Plan on the Fund’s Status under the 1940 Act. Following the Cessation Date, the Fund will cease doing business as a registered investment company and will apply for deregistration under the Investment Company Act of 1940 (the “1940 Act”). It is expected that the Securities and Exchange Commission (the “Commission”) will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. (Plan, Sections 10 and 13).

Procedure for Dissolution under Maryland Law. After the Cessation Date, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. (Plan, Section 14).

Distribution to Common Stockholders

As described above, after the Fund discharges and/or makes reasonable provisions for the payment of the Fund’s liabilities and pays the Liquidation Preference to preferred stockholders, the Fund’s common stockholders will receive their proportionate interest in the net distributable assets of the Fund. The Fund’s net asset value on [________], 2009 was [$____]. At such date, the Fund had [_______________] common shares outstanding. Accordingly, on [__________], 2009, the net asset value per common share of the Fund was [$_____]. The Fund’s net asset value may be lower at the time of the Liquidation Distribution due to factors such as: (i) the volatility of prices of real estate securities; (ii) dividends paid on preferred stock; (iii) any difference between the price used to calculate the Fund’s net asset value and the price at which the Fund can actually sell an asset; (iv) transaction costs and expenses of liquidating the Fund’s securities and dissolving the Fund; (v) adverse effects on the sale price of particular securities currently held by the Fund due to sale by the Fund of a large percentage of the outstanding shares, or a large percentage of the trading volume, of such securities; and (vi) the recording of liabilities, including the Fund’s expected tax liability (see “Tax Consequences of the Plan” below) (i.e., as the Fund’s projected tax liability changes, the corresponding amount subtracted from the Fund’s net asset value will change).

Liquidation expenses and the Fund’s remaining portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $[______________] (or approximately $[___] to $[___] per share outstanding on [____________], 2009). Actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary.

Tax Consequences of the Plan

The following is only a general summary of the U.S. federal income tax consequences of the Plan. Stockholders should consult with their own tax advisors for advice regarding the application of current U.S. federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.

The liquidating distributions (excluding any dividend distributions, which will be taxed as described below) received by a stockholder will be treated for U.S. federal income tax purposes as full payment for the stockholder’s shares. Thus, stockholders who are subject to U.S. federal income tax will be treated as recognizing a gain or loss based on the difference in value between the liquidation proceeds (excluding any dividend distributions) received and their tax basis in their Fund shares. Such gain or loss would be long-term or short-term, depending on how long the stockholders had held their shares.

The Fund may declare and designate, with respect to the taxable year ended December 31, 2008 (and, in the unexpected event the Fund qualifies as a regulated investment company, with respect to its taxable period beginning January 1, 2009), a dividend or dividends, to the extent of the Fund’s net investment income and net realized capital gains that have not previously been distributed, to be paid as part of the Liquidation Distribution. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a stockholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains. Distributions from capital gains are generally made after applying any available capital loss carryforwards.

As of [_________, 2009], the Fund had [$______] in net capital loss carryforwards and realized and unrealized gross capital losses (collectively, “Fund Losses”) that could be used to offset current or future capital gains, if any. The Fund had [$_________] of unrealized gross capital gains as of the same date. If the Plan is approved and all or a portion of such capital gains or any additional capital gains are realized, the Fund would be able to use a portion of its Fund Losses to offset such gains. Any remaining Fund Losses that are not used to offset capital gains realized in the course of sales converting Fund securities to cash will be lost, and the benefit of such Fund Losses will not pass through to stockholders. However, if the Plan is not approved and the Fund continues its existence, it is highly uncertain whether sufficient capital gains could be generated in the future to use the entire amount of Fund Losses before they expire. In addition, most longer-term stockholders would likely realize significant capital losses as a result of the liquidation and dissolution of the Fund, which could be used to offset capital gains (either in the current tax year or in the future).

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any stockholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to backup withholding.

It is currently projected that the Fund will fail to qualify as a regulated investment company that is accorded special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”) for the current taxable year due a security holding that will likely generate non-qualifying income in excess of 10% of the Fund’s total gross income in violation of Section 851(b)(2) of the Code. The portfolio holding in question was acquired a number of years ago at a time when the Fund’s portfolio could readily accommodate a small amount of non-qualifying income, but recent market conditions have led to a significant decline in gross income generated by the portfolio leading to the expected non-compliance with Section 851(b)(2). Accordingly, the Fund will generally be subject to federal income tax at corporate rates on its taxable income – that is, the sum of its net investment income and capital gain net income (i.e., the excess of all capital gains over all capital losses) during its taxable period beginning January 1, 2009. The Fund is currently accruing for these taxes as income is recognized. Even absent the liquidation, it is expected that the Fund would not qualify as a regulated investment company, and would generally be subject to federal income tax at corporate rates, for the taxable year ending on December 31, 2009. The Fund expects to qualify as a regulated investment company in future taxable years, if applicable.

As noted above, prior to distributing the proceeds of the liquidation to stockholders, the Fund will create a reserve for any unascertained liabilities, which will include this corporate-level tax liability. The Fund does not anticipate it will be able to ascertain the exact amount of this tax liability until the end of the first quarter of 2010 at the earliest. Consequently, if the cash reserved for payment of this tax liability exceeds the actual tax liability, stockholders will not receive their applicable pro rata share of the excess until such time as the Fund can determine the liability with certainty.

Security Ownership of Certain Beneficial Owners and Management

According to SEC Schedule 13F, 13G and 13D/A filings made as of March 27, 2009 the following owned beneficially more than 5% of the Fund’s outstanding stock:

Class	Stockholder Name and Address	Percentage Owned

Except as noted above, to the best of the Fund’s knowledge, as of March 27, 2009, no other person owned beneficially more than 5% of the Fund’s outstanding stock.

Stock Ownership of Directors and Officers

As of March 27, 2009, the Fund’s Directors and officers together owned less than 1/4 of 1% of the outstanding capital stock of the Fund.

The Fund

The Fund is currently a diversified, closed-end management investment company registered under the 1940 Act. The Fund’s investment objective is total return through a combination of high current income and capital appreciation potential by investing in real estate securities. Under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common stocks, preferred stocks and other equity securities issued by real estate companies, such as “real estate investment trusts” (“REITs”). At least 80% of the Fund’s total assets are invested in income-producing equity securities issued by REITs.

The Adviser

DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment adviser for the Fund and is part of DWS Investments. Under the oversight of the Board of the Fund, DIMA, or the Subadviser (as defined below), makes investment decisions, buys and sells securities for the Fund and conducts research that leads to these purchase and sale decisions. DIMA also provides administrative services to the Fund. DIMA provides a full range of global investment advisory services to institutional and retail clients.

DWS Investments is part of Deutsche Bank’s Asset Management division (“DeAM”) and, within the U.S. represents the retail asset management activities of Deutsche Bank AG, DIMA, Deutsche Bank Trust Company Americas and DWS Trust Company. DeAM is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles. DIMA is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.

The Subadviser

RREEF America LLC (the “Subadviser”), an indirect, wholly owned subsidiary of Deutsche Bank AG, is the subadviser for the Fund. The Subadviser, a registered investment advisor, is located at 875 N. Michigan Avenue, Chicago, Illinois 60611. DIMA pays a fee to the Subadviser for its services to the Fund.

The Subadviser has provided real estate investment management services to institutional investors since 1975 across a diversified portfolio of industrial properties, office buildings, residential apartments and shopping centers. The Subadviser has also been an investment adviser of real estate securities since 1993.

Other Matters

The Board does not know of any matters to be brought before the Meeting other than those mentioned in this Proxy Statement and matters incident to the conduct of the Meeting, and no other matters may be brought before the Meeting. The appointed proxies will vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof in their discretion.

Please note that the Fund received a letter from the Susan L. Ciciora Trust (the “Trust”), a substantial stockholder of the Fund, dated February 25, 2009 that notified the Fund that the Trust intends to nominate candidates for election as Class III Directors of the Fund and introduce certain proposals at the Fund’s 2009 annual meeting. The proposals include (i) terminating the investment management agreement between the Fund and the Adviser; (ii) terminating the investment advisory agreement between the Adviser and the Subadviser; (iii) recommending that the Board change the name of the Fund so that it does not include “DWS” or reference the DWS family of funds or investments in real estate or similar securities; and (iv) recommending that the Board take certain actions and amend the Fund’s governing documents to, among other things, facilitate the Trust gaining control of the Fund. In addition, the Trust recommended that the Board consider appointing Boulder Investment Advisers, LLC (“Boulder Advisers”) and Stewart Investment Advisers (“Stewart Advisers”) to be the investment advisers for the Fund. Based on a recent public filing made by the Trust, Mr. Stewart Horejsi is the investment adviser for the Trust and is also a portfolio manager for Boulder Advisers and Stewart Advisers. Since the Meeting is a special meeting that has been called solely for the purpose of considering the Plan, none of these proposals will be considered at the Meeting. The Fund’s annual meeting is typically held late in the second quarter or early in the third quarter each year, and such annual meeting will not be held if the Proposal is approved at the Meeting (and would likely be delayed until later in the year if the Proposal is not approved).

Miscellaneous

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of DIMA. The Fund has retained Georgeson Inc. (“Georgeson”), 17 State Street, New York, New York 10004, to assist in the proxy solicitation. The cost of Georgeson’s services is estimated at $[_____] plus expenses. The costs and expenses connected with the solicitation of the proxies and with any further proxies which may be solicited by the Fund’s officers or Georgeson, in person or by telephone or otherwise, will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about [____________,] 2009. As mentioned above, Georgeson will assist in the solicitation of proxies. As the meeting date approaches, certain stockholders may receive a telephone call from a representative of Georgeson if their proxies have not been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. If proxies are obtained telephonically, they will be recorded in accordance with procedures that are consistent with applicable law and that the Fund believes are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this proxy statement. Should stockholders require additional information regarding the Proposal, the proxy statement or a replacement proxy card, they may contact Georgeson toll-free at [____________].

In the event that the necessary quorum to transact business is not obtained at the Meeting, or in the event that a sufficient number of votes in favor of the Proposal are not received prior to the Meeting, the chairman of the meeting or stockholders present in person or by proxy may propose one or more adjournments to the Meeting to permit further solicitation of proxies, not more than 120 days after the record date, without further notice to the stockholders. Any such adjournment must be approved by the affirmative vote of a majority of the votes cast on the matter at the session of the meeting to be adjourned. If the necessary quorum is not obtained, the persons named as appointed proxies on the enclosed proxy card will vote in favor of adjournment. If the necessary quorum is obtained, but the vote required to approve the Proposal is not obtained, the persons named as appointed proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal and they will vote against any such adjournment those proxies required to be voted against the Proposal. Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at the Meeting that are represented by broker non-votes, may, at the discretion of the persons named as proxies on the enclosed proxy card, be voted in favor of any such adjournment. In addition, whether or not a quorum is present, the chairman of the meeting may adjourn the Meeting without further notice to the stockholders.

The costs of any such additional solicitation and of any adjourned session will be borne by the Fund. The Board may postpone the Meeting prior to the Meeting with notice to the stockholders entitled to vote at, or receive notice of, the Meeting.

Stockholder Proposals

The Fund’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the Bylaws generally must be delivered to the Secretary of the Fund. Such notice should be addressed to John Millette, c/o Deutsche Asset Management, Inc., One Beacon Street, 14th Floor, Boston, Massachusetts, 02108. To be considered timely, such written notice must be delivered not less than 90 nor more than 120 days prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2009 Annual Meeting of the Fund must have been received by the Secretary of the Fund on or after January 28, 2009, and prior to February 27, 2009. However, under the rules of the SEC, if a stockholder wishes to submit a proposal for possible inclusion in the Fund’s proxy statement for the 2009 annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the Fund must have received it on or before January 28, 2009. All nominations and proposals must be in writing and must conform to the requirements of the Bylaws of the Fund.

The Fund may exercise discretionary voting authority with respect to stockholder proposals for the next annual meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address within the time frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

By order of the Board of Directors,

/s/ John Millette

John Millette

Secretary

One Beacon Street, 14th Floor

Boston, Massachusetts, 02108

[_________,] 2009

Exhibit A

DWS RREEF Real Estate Fund II, Inc.

Plan of Liquidation and Dissolution

The following Plan of Liquidation and Dissolution (the “Plan”) of DWS RREEF Real Estate Fund II, Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s charter.

WHEREAS, the Fund’s Board of Directors (the “Board”), at a special meeting of the Board held on March 11, 2009 has deemed that in its judgment it is advisable to liquidate and dissolve the Fund, has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective upon the approval of the Plan by the affirmative vote the holders of the requisite number of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan (the “Effective Date”).

2. Cessation of Business. After the Effective Date, a special committee of the Board (the “Board Committee”) will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders, and doing all other acts required to liquidate and wind up its business and affairs. In no event may the Cessation Date occur later than December 31, 2009.

3. Restriction of Transfer of Common Shares. The proportionate interests of common stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund shall be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s common shares will cease to be traded on NYSE Amex.

4. Notice of Liquidation. As soon as practicable after the Cessation Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the stockholders and that the Fund will be liquidating its assets.

5. Liquidation of Assets. After the Effective Date, the Fund may commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, U.S. cash or U.S. cash equivalents. As soon as is reasonable and practicable after the Cessation Date, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6. Payment of Debts. Prior to any payments to stockholders pursuant to Section 7 or Section 8, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund’s books and to discharge such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund (collectively, the “Liabilities”).

7. Liquidation Preference for Preferred Shares. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities, the Fund will distribute to the holders of its preferred shares a liquidating distribution in the amount of $25,000 per share, plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution (whether or not declared by the Board, but excluding interest thereon) (the “Liquidation Preference”). Such preferred stockholders shall be entitled to no further participation in any distribution or payment in connection with the liquidation or dissolution of the Fund.

If the assets of the Fund available for distribution among holders of all outstanding shares of preferred stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of all outstanding shares of preferred stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until such payment in full has been made to the holders of all outstanding shares of preferred stock, no dividends or distributions will be made to holders of common shares of the Fund. It is intended that any and all amounts of a liquidating distribution to preferred stockholders comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

8. Liquidating Distribution for Common Shares. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities and payment of the Liquidation Preference, the Fund will, to the extent not prohibited by the Fund’s governing documents and applicable law, (A) pay a dividend to common stockholders, pro rata in accordance with their proportionate interests in the Fund, with respect to any taxable year ending prior to its final taxable year (and, in the event the Fund qualifies as a regulated investment company, with respect to its final taxable year), equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the “Code”) on investment company taxable income (computed without regard to any deduction for dividends paid), any net tax-exempt interest income, and net capital gain and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income; and (B) distribute to common stockholders, pro rata in accordance with their proportionate interests in the Fund, all of the remaining assets of the Fund, in complete cancellation of the outstanding shares of common stock of the Fund ((A) and (B) are collectively referred to herein as the “Liquidation Distribution”). The Fund may pay the Liquidation Distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio securities. After the Liquidation Distribution, the Fund may make one or more subsequent distributions to common stockholders (e.g., cash or other assets retained to pay Liabilities in excess of the amounts ultimately required) at the time and under the conditions established by the Board.

The Board Committee may declare the dividend to be paid pursuant to clause (A) above and may determine the record date and payment date for such dividend. It is intended that any and all amounts of a Liquidation Distribution to common stockholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

All common stockholders will receive information concerning the sources of the Liquidation Distribution.

9. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

10. Power of Board. The Board and, subject to the direction of the Board, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL, any exchange on which the Fund’s shares are traded or any other applicable laws.

The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

11. Additional Tax Matters. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331 of the Code.

Within thirty (30) days after the date of the adoption of this Plan by the Fund’s stockholders, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.

12. Amendment or Abandonment of Plan. The Board shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

13. De-registration under the 1940 Act. Following the Cessation Date, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC and perform any other action as shall be required by applicable law with respect to de-registration.

14. Articles of Dissolution. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund’s Articles of

Incorporation. As soon as the Board deems appropriate and pursuant the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

15. Power of the Directors. Implementation of this Plan shall be under the direction of the Board, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

VOTING OPTIONS:

[GRAPHIC OMITTED]	VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

[GRAPHIC OMITTED]	VOTE BY PHONE Call 1-866-XXX-XXXX Follow the recorded instructions available 24 hours

[GRAPHIC OMITTED]	VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

[GRAPHIC OMITTED]	VOTE IN PERSON Attend Shareholder Meeting New York Marriott East Side 525 Lexington Avenue New York, NY 10017 on May 20, 2009

Please detach at perforation before mailing.

[DWS INVESTMENTS LOGO]	DWS RREEF REAL ESTATE FUND II, INC. PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 10:30 a.m., Eastern time, on May 20, 2009	PROXY CARD
280 Oser Avenue Hauppauge, NY 11788-3610

The undersigned hereby appoint(s) J. Christopher Jackson, John Millette and Rita Rubin, and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of the Fund that the undersigned is entitled in any capacity to vote at the above-stated Special Meeting of Shareholders, and at any and all adjournments or postponements thereof (the “Special Meeting”). This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the Proposal. Receipt of the Notice of a Special Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-XXX-XXXX

__________________	___________________

__________________	___________________

Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this proxy card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.

___________________________________________

Signature(s) (Title(s), if applicable)

___________________________________________

Date

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO YOUR FUND. THE FOLLOWING MATTER IS PROPOSED BY YOUR FUND. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK. Example:	/___/

VOTE ON PROPOSAL:

1. Approving the liquidation and dissolution of DWS RREEF Real Estate Fund II, Inc. (the “Fund”) pursuant to a Plan of Liquidation and Dissolution of the Fund.	FOR /___/	AGAINST /___/	ABSTAIN /___/

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND ON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NO POSTAGE REQUIRED.